Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, CNA Financial Debenture-Backed
Series 2003-10
*CUSIP:     21988G122    Class     A-1
            21988GCQ7    Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending November 15, 2003.

INTEREST ACCOUNT
----------------


Balance as of     June 20, 2003.....                                     $0.00
        Scheduled Income received on securities.....             $1,051,250.00
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                    -$817,638.89
        Distribution to Class A-2 Holders.....                     -$29,201.39
        Distribution to Depositor.....                            -$204,409.72
        Distribution to Trustee.....                                    -$0.00
Balance as of     November 15, 2003.....                                 $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of     June 20, 2003.....                                     $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of     November 15, 2003.....                                 $0.00


              UNDERLYING SECURITIES HELD AS OF   November 15, 2003

           Principal Amount         Title of Security
           ----------------         -----------------
           $29,000,000        CNA Financial Corporation 7 1/4% Debentures due
                              November 15, 2023
                              *CUSIP:   126117AE0

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.